UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) _November 28, 2006

CHARTERMAC

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

1-13237	13-3949418
(Commission File Number)	(IRS Employer Identification No.)

625 Madison Avenue
New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 517-3700

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The Amendment is attached hereto as Exhibit 10.1. The foregoing description of the Amendment to the Share Plan is qualified in its entirety by reference to the full text of such Amendment.

Alan P. Hirmes Employment Agreement

On November 28, 2006, CharterMac Capital LLC (the “Company”), an affiliate of CharterMac (the "Registrant") that provides management services to the Registrant, entered into an employment agreement (the “Hirmes Employment Agreement”) with Alan P. Hirmes pursuant to which Mr. Hirmes will continue to serve as Chief Operating Officer (the “COO”) of CharterMac on a full-time basis during the year 2006 and no less than 80% of the time in 2007 (assuming that 100% of the time is the equivalent of working on a full-time basis).

Pursuant to the Hirmes Employment Agreement, Mr. Hirmes will receive a base salary of $566,987 per year. For 2006, Mr. Hirmes will also receive bonus compensation equal to the bonus paid to the Registrant’s Chief Executive Officer (the “CEO”). For 2007, Mr. Hirmes will receive a bonus of no less than 80% of the 2006 bonus, which will consist of a minimum of $750,000 paid in cash, and the balance in, fully vested unrestricted common shares. In addition, the Hirmes Employment Agreement provides that Mr. Hirmes is entitled to receive, among other benefits, disability and life insurance coverage, for twelve (12) months after termination of employment for any reason, and lifetime medical and dental coverage, at the expense of the Company after termination of employment for any reason. Furthermore, the Company will either purchase or lease a car for Mr. Hirmes during the term of employment or will make an annual payment equivalent to the cost the Company would have incurred for a car.

In the event that Mr. Hirmes is terminated without “Cause” or he leaves for “Good Reason”, as defined in the Hirmes Employment Agreement, the Company will pay Mr. Hirmes (i) his base salary from the date of the termination of the employment until December 31, 2007, and (ii) his 2007 bonus and the 2006 bonus, if such bonus has not already been paid. Furthermore, if Mr. Hirmes is terminated in anticipation of, or within one year after, a “Change of Control”, as defined in the Hirmes Employment Agreement, other than as a result of Cause, death or “Disability”, as defined in the Hirmes Employment Agreement, Mr. Hirmes will receive the same severance payable upon a termination without Cause. Upon death or Disability, Mr.

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Hirmes will be entitled to receive the same severance as if he were terminated without Cause. A delivery of a mutual release agreement (the “Release”) by Mr. Hirmes and the Company is a condition for payment of severance if he is terminated without Cause or pursuant to a Change of Control. If Mr. Hirmes is terminated for Cause or he leaves without Good Reason, he will receive the bonus severance apportioned through the date of termination of his employment.

Pursuant to the Hirmes Employment Agreement, any unvested options or restricted shares granted to Mr. Hirmes will vest upon the termination of employment for any reason (other than for Cause). Mr. Hirmes will be entitled to exercise options until the earlier of: (y) ten (10) years from the last day of the “Employment Term”, as defined in the Hirmes Agreement or (z) the expiration of the term of the options.

The Hirmes Employment Agreement also contains provisions for the protection of the Company, or any of its affiliates including the Registrant, relating to non-competition, protection of confidential information and non-solicitation of employees, which will extend for up to twelve (12) months following termination in certain circumstances, as described in the Hirmes Employment Agreement.

The Hirmes Employment Agreement is attached hereto as Exhibit 10.2 and incorporated herein by reference. The foregoing description of the Hirmes Employment Agreement is qualified in its entirety by reference to the full text of such agreement.

Robert L. Levy Employment Agreement

On November 28, 2006, the Company entered into an executive employment agreement (the “Levy Employment Agreement”) with Robert L. Levy pursuant to which Mr. Levy will serve as Chief Financial Officer (the “CFO”) of the Registrant for the term of five years. At the end of five years, the term will automatically extend annually for one year unless the Company delivers a notice of termination at least sixty (60) days prior to the end of the employment period.

Pursuant to the Levy Employment Agreement, Mr. Levy will receive a base salary at an annual rate of $325,000 per year, subject to increases in the sole and absolute discretion of the Chief Executive Officer (the “CEO”). Mr. Levy will also be eligible for an annual bonus subject to the CEO’s discretion (the “Discretionary Bonus”). The Discretionary Bonus target will be 300% of his base salary, with any portion below 200% paid out in cash and any portion above 200% paid out 50% in cash and 50% in restricted common shares, pursuant to the Registrant’s Amended and Restated Incentive Share Plan, which will vest over three years in three equal cumulative installments of 1/3 on each of the three anniversaries of the grant date. Once vested these shares will become non-forfeitable. In addition, the Levy Employment Agreement provides that Mr. Levy is entitled to receive, among other benefits, an automobile allowance of $1,500 per month, a term life insurance policy in the amount of not less than $500,000, directors’ and officers’ insurance coverage for 6 years after the termination of his employment and reimbursement for tax preparation expenses.

Pursuant to the Levy Employment Agreement, Mr. Levy was granted an award of approximately $1,250,000 restricted common shares of CharterMac, which will vest over five years in five equal cumulative installments of 20% on each of the five anniversaries of the grant

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date. Once vested these shares will become non-forfeitable. In the case of a “Change of Control”, termination without “Cause” or if Mr. Levy leaves for “Good Reason”, as defined in the Levy Employment Agreement, any unvested options and shares will become fully vested. Furthermore, if Mr. Levy is terminated without Cause or he leaves for Good Reason, Mr. Levy will be entitled to a year’s base salary plus 100% of the amount of his most recently declared and paid bonus and continuous coverage under his medical, dental and life insurance plans for twelve (12) months. If Mr. Levy is terminated in anticipation of, or within one year after, a Change of Control, Mr. Levy will be entitled to two year’s base salary plus 150% of the amount of his most recently declared and paid bonus and continuous coverage under medical, dental and life insurance plans for twenty-four (24) months. Upon death or “Disability,” as defined in the Levy Employment Agreement, Mr. Levy will be entitled to receive the same severance as if he were terminated without Cause. A delivery of a mutual release agreement (the “Release”) by Mr. Levy and the Company is a condition for payment of severance if he is terminated without Cause or pursuant to a Change of Control. If Mr. Levy is terminated for Cause or resigns without Good Reason, he will not receive severance payments and his unvested securities will be forfeited.

The Levy Employment Agreement also contains provisions for the protection of the Company, or any of its affiliates including the Registrant, relating to non-competition, protection of confidential information and non-solicitation of employees. These provisions will extend for up to twelve (12) months following termination of this employment in certain circumstances.

The Levy Employment Agreement is attached hereto as Exhibit 10.3 and incorporated herein by reference. The foregoing description of the Levy Employment Agreement is qualified in its entirety by reference to the full text of such agreement.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 28, 2006, the board of trustees (the “Board”) announced the resignation of Mr. Hirmes as CFO of the Registrant. Mr. Hirmes will continue as the COO of the Registrant. In connection with Mr. Hirmes’s resignation, the Board appointed Mr. Levy to the position of CFO of the Registrant. The information set forth under Item 1.01 above with respect to the Hirmes Employment Agreement and the Levy Employment Agreement is hereby incorporated by reference into this item 5.02.

Mr. Hirmes has served as the CFO of the Registrant for over 25 years. Mr. Hirmes is also a Managing Trustee for AMAC, the President of the Company and a Board member of CharterMac Mortgage Capital. Mr. Hirmes also serves as the principal accounting officer for AMAC. Mr. Hirmes has been responsible for managing the finance and accounting, human resources, information technology and corporate communications departments for the Registrant, the Company and AMAC. Mr. Hirmes has been a Certified Public Accountant in New York since 1978. Mr. Hirmes graduated from Hofstra University with a Bachelor of Arts degree.

Mr. Levy has over 18 years of real estate finance experience. Prior to joining the Registrant in 2001, Mr. Levy was a Vice President in the Real Estate Equity Research and Investment Banking Departments at Robertson Stephens, an investment banking firm in San Francisco. Prior to 1998, Mr. Levy was employed by Prudential Securities in the Real Estate

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Equity Research Group and at the Prudential Realty Group, the real estate investment arm of the Prudential Insurance Company. He received his Masters in Business Administration from the Leonard N. Stern School of Business at New York University and his Bachelor of Arts from Northwestern University.

The Registrant’s press release announcing the foregoing changes was issued on November 28, 2006 and is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable
(b)	Not applicable
(c)	Not applicable
(d)	Exhibits

10.1       Employment Agreement, dated as of November 28, 2006, by and between Alan Hirmes and CharterMac Capital LLC.

10.2       Executive Employment Agreement, dated as of November 28, 2006, by and between Robert Levy and CharterMac Capital LLC.

99.1       Press Release dated November 28, 2006, “CharterMac Names Robert L. Levy Chief Financial Officer.”

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CharterMac

Date: November 28, 2006	By:	/s/ Marc D. Schnitzer

Marc D. Schnitzer

Chief Executive Officer and President

Exhibit Index

10.1	Employment Agreement, dated as of November 28, 2006, by and between Alan Hirmes and CharterMac Capital LLC.
10.2	Executive Employment Agreement, dated as of November 28, 2006, by and between Robert Levy and CharterMac Capital LLC.
99.2	Press Release dated November 28, 2006, “CharterMac Names Robert L. Levy Chief Financial Officer.”